UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRNT REPORT

     Pursuant to Section i3 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 17, 1997

                            C&F FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Chapter)

          Virginia                       33-70184               54-1680165
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File  Number)        Identification No.)


                              -------------------

                             Eighth and Main Streets
                                  P.O. Box 391
                           West Point, Virginia 23181
                    (Address of principal executive offices)
                         (Registrant's telephone number,
                       including area code):(804-843-2360)

                              -------------------

          (Former name or former address, if changed since last report)

Item 5. Other Events

(a) As stated in the attached press release, W.T. Robinson has stepped down as Chairman of the Board of C&F Financial Corporation (the "Company") and Citizens and Farmers Bank (the "Bank"). Larry G. Dillon was appointed as the new Chairman of the Board for both. James H. Hudson III was appointed as a member of the Board of Directors of the Company and the Bank. D.N. Sutton Jr. resigned as a member of the Board of Directors of the Company and the Bank.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         C&F FINANCIAL CORPORATION,
                                         REGISTRANT

Date, July 16, 1997                      By:/s/ Larry G. Dillon
                                           ------------------------
                                         Larry G. Dillon
                                         President & Chief Executive Officer

                             For Immediate Release
                            C&F FINANCIAL CORPORATION

Wednesday, July 16, 1997

Contact- Brad Schwartz or Tom Cherry
         (804) 843-2360

                       C&F Financial Corporation Announces
                 Retirement of W.T. Robinson as Chairman of the
                                      Board

C&F Financial Corporation (the " Company " ), the one-bank holding company for Citizens and Farmers Bank (the "Bank" ) of West Point, announced that after 50 years of distinguished service to the Bank and over 30 years as Chairman of the Board, W.T. Robinson has stepped down as Chairman of the Board for both the Company and the Bank. He will remain a Director of both, however. The Board of Directors unanimously appointed Larry G. Dillon as Chairman of the Board of both the Company and the Bank. Dillon currently serves as President and Chief Fxecutive Officer of the Company and the Bank.

In an unrelated matter, D. N. Sutton Jr. has resigned as a member of the Board of Directors of both the Company and Bank for personal reasons. The Board of Directors appointed James H. Hudson III, Corporate Counsel, as a member of he Board of Directors of the Company and the Bank. Hudson is a partner in the law firm of Hudson and Bondurant in West Point, Virginia.